Exhibit 5.1

609 Main Street

Houston, TX 77002

United States

+1 713 836 3600

www.kirkland.com

November 30, 2023

Southwestern Energy Company

10000 Energy Drive

Spring, Texas 77389

Re:	Southwestern Energy Company

Registration Statement on Form S-8

We are issuing this opinion in our capacity as special counsel to Southwestern Energy Company, a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of an aggregate of up to 750,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, which Shares may be issued from time to time in accordance with the terms of the Southwestern Energy Company 401(k) Savings Plan (as amended from time to time, the “Plan”).

For purposes of this letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary for purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Registration Statement, (iii) the Plan and (iv) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the officers and other representatives of the Company.

Austin     Bay Area     Beijing     Boston     Brussels     Chicago     Dallas     Hong Kong     London     Los Angeles     Munich     New York     Paris     Salt Lake City     Shanghai     Washington, D.C.

Southwestern Energy Company

November 30, 2023

For purposes of this letter, we have also assumed that the number of shares of Common Stock that the Company is authorized to issue pursuant to its charter exceeds the number of shares of Common Stock outstanding and the number of shares of Common Stock that the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than the issuances of the Shares by at least the number of Shares at all future times relevant to this opinion.

Subject to the assumptions, qualifications and limitations identified in this letter, we are of the opinion that (i) when the Registration Statement related to the Shares becomes effective under the Act, (ii) when the Shares have been duly issued in accordance with the terms of the Plan, (iii) when the Shares are duly countersigned by the Company’s registrar and (iv) upon receipt by the Company of the consideration to be paid therefor, the Shares will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinion expressed herein is rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Shares.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Southwestern Energy Company

November 30, 2023

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP